UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

HESKA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2006

Dear Heska Stockholder:

I am pleased to invite you to attend the 2006 Annual Meeting of Stockholders of Heska Corporation to be held on Friday, May 12, 2006 at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important.  Whether or not you plan to attend the 2006 Annual Meeting, I hope you will vote as soon as possible.  You may vote by mailing a proxy or in person at the annual meeting.  Please review the instructions in the proxy statement and on the proxy card regarding your voting options.

Thank you for your ongoing support of and continued interest in Heska.

Sincerely,

Robert B. Grieve
Chairman and Chief Executive Officer,
Heska Corporation

Loveland, Colorado

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m. on Friday, May 12, 2006

PLACE	Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538

ITEMS OF BUSINESS	1.	To elect two Directors to a three-year term.

	2.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as Heska Corporation’s independent registered public accountant.

	3.	To consider such other business as may properly come before the 2006 Annual Meeting.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on April 6, 2006.

ANNUAL REPORT	Our 2005 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

VOTING BY PROXY

Please submit a proxy as soon as possible so that your shares can be voted at the 2006 Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

April 12, 2006	By Order of the Board of Directors

Jason A. Napolitano
Executive Vice President, Chief Financial Officer
and Secretary, Heska Corporation

This proxy statement and accompanying proxy card are being distributed on or about April 12, 2006.

i

Employment, Severance and Change of Control Agreements	19
Loan to Executive Officer	20

REPORT OF OUR COMPENSATION COMMITTEE	20

Compensation Philosophy	20
Compensation Components	21
Chief Executive Officer Compensation	22
Compliance with Internal Revenue Code Section 162(m)	23

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	23

STOCK PRICE PERFORMANCE GRAPH	24

AUDITOR FEES AND SERVICES	25

REPORT OF OUR AUDIT COMMITTEE	25

ADDITIONAL INFORMATION	28

Incorporation by Reference	28
“Householding” of Proxy Materials	28

OTHER MATTERS	28

ii

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE 2006 ANNUAL MEETING

Q:   Why am I receiving these materials?

A:    The Board of Directors (the “Board”) of Heska Corporation, a Delaware corporation (“Heska” or the “Company”), is providing these proxy materials for you in connection with Heska’s Annual Meeting of Stockholders (the “Annual Meeting”). The 2006 Annual Meeting will take place on Friday, May 12, 2006.  As a stockholder, you are invited to attend the 2006 Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:   What information is contained in these materials?

A:    The information included in this proxy statement relates to the proposals to be voted on at the 2006 Annual Meeting, the voting process, the compensation of our Directors and most highly paid Executive Officers, and certain other required information.  Our 2005 Annual Report on Form 10-K as filed with the Securities and Exchange Commission is also enclosed.

Q:   What items of business will be voted on at the 2006 Annual Meeting?

A:    The items of business scheduled to be voted on at the 2006 Annual Meeting are:

(1)   The election of two nominees to serve on our Board of Directors for a three-year term; and

(2)   The ratification of independent registered public accountant for fiscal 2006.

We will also consider other business that properly comes before the 2006 Annual Meeting.

Q:   How does the Board recommend I vote on the proposals?

A:    The Board recommends a vote FOR the election of each of the Director nominees and FOR the ratification of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accountant.

Q:   Who is entitled to vote?

A:    Stockholders as of the close of business on April 6, 2006 (the “Record Date”) are entitled to vote at the 2006 Annual Meeting.  As of the Record Date, 50,232,018 shares of our common stock were issued and outstanding.  Each stockholder is entitled to one vote for each share of common stock held on the Record Date.  A list of stockholders entitled to vote at the 2006 Annual Meeting will be available at the 2006 Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, by contacting our corporate Secretary.

Q:   How do I vote?

A:    There are two ways you can vote:

(1)   Sign and date each proxy card you receive and return it in the prepaid envelope.

(2)   Vote in-person at the 2006 Annual Meeting.  If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the 2006 Annual Meeting, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2006 Annual Meeting.

Q:   How can I change my vote or revoke my proxy?

A:    You have the right to revoke your proxy and change your vote at any time before the meeting by notifying our corporate Secretary, or returning a later-dated proxy card.  You may also revoke your proxy and change your vote by voting in person at the meeting.

Q:   Who can help answer my questions?

A:    If you have any questions about the 2006 Annual Meeting or how to vote or revoke your proxy, you should contact:

Heska Corporation

Attn:  Corporate Secretary

3760 Rocky Mountain Avenue

Loveland, Colorado 80538

(970) 493-7272

If you need additional copies of this proxy statement or voting materials, please contact our corporate Secretary as described above.

Q:   What does it mean if I get more than one proxy card?

A:    It means that you hold shares registered in more than one account.  Sign and return all proxies to ensure that all of your shares are voted.

Q:   Who will serve as inspector of elections?

A:    The inspector of elections will be a representative of Computershare Trust Company, Inc., our transfer agent.

Q:   What are the quorum and voting requirements for the 2006 Annual Meeting?

A:    The quorum requirement for holding the 2006 Annual Meeting and transacting business is that holders of a majority of the outstanding shares of our common stock entitled to vote must be present in person at the meeting or represented by proxy.  Both abstentions and non-votes are counted for the purposes of determining the presence of a quorum, but not in determining the matter at hand. We will consider an abstention or a non-vote on a given matter to be a forfeiture of the right to vote on that matter and a forfeiture of the voting power present at the 2006 Annual Meeting underlying the forfeited votes regarding that matter.  Accordingly, if you abstain on a given matter, your shares will not be voted “for” or “against” that matter and will not be considered as present and entitled to vote on that matter.  However, you may abstain on a given matter for a certain portion of your shares and vote on the same matter with the remaining portion of your shares without forfeiting the votes underlying the shares you choose to vote.  For example, a stockholder who owns 100 shares may choose to abstain on a proposal with 50 shares and vote for a proposal with the other 50 shares.  In this case, the stockholder would forfeit his right to vote 50 shares on the proposal and would have his other 50 votes count for the proposal.  In addition, an abstention or a non-vote on any matter will not affect your ability to vote on any other matter.   If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon.  If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and, if so, will not be considered as present and entitled to vote with respect to those matters.

The holders of a majority of the outstanding shares of our common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the 2006 Annual Meeting. Election of Directors will be determined by a plurality of the votes of the shares present in person or by proxy at the 2006 Annual Meeting and entitled to vote on the election of Directors.  The other matters submitted for stockholder approval at the 2006 Annual Meeting, including the ratification of our independent registered public accountant, will be decided by the affirmative vote of a majority of the shares having voting power present in person or by proxy at the 2006 Annual Meeting and entitled to vote on the subject matter.

Q:   Who can attend the 2006 Annual Meeting?

A:    All stockholders as of the Record Date can attend.  If you wish to vote your shares at the 2006 Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2006 Annual Meeting.

Q:   What happens if additional matters are presented at the 2006 Annual Meeting?

A:    Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2006 Annual Meeting.  If you grant a proxy, the persons named as proxyholders, Robert B. Grieve, Ph.D. Heska’s Chairman and Chief Executive Officer, Jason A. Napolitano, Heska’s Executive Vice President, Chief Financial Officer and Secretary, and Michael A. Bent, Heska’s Vice President, Principal Accounting Officer and Controller, will have the discretion to vote your shares on any additional matters presented for a vote at the meeting.  If for any unforeseen reason any of our nominees is not available as a candidate for Director, the persons named as proxyholders, Dr. Grieve, Mr. Napolitano and Mr. Bent, will vote your proxy for such other candidate or candidates who may be nominated by the Board.

Q:   Where can I find the voting results of the meeting?

A:    We intend to announce preliminary voting results at the 2006 Annual Meeting and publish final results in our quarterly report on Form 10-Q for our second fiscal quarter of 2006.

Q:   May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as Directors?

A:    You may submit proposals, including Director nominations, for consideration at future stockholder meetings.  All proposals or nominations should be addressed to:  Corporate Secretary, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Stockholder Proposals:  For a stockholder proposal to be considered for inclusion in Heska’s proxy statement for the annual meeting next year, the written proposal must be received by our corporate Secretary at our principal executive offices under either (1) Rule 14a-8 under the Securities Exchange Act of 1934, as amended (a “Rule 14 Proposal”) or (2) the bylaws of Heska (a “Bylaws Proposal”).  A Rule 14 Proposal must be received by our corporate Secretary at our principal executive offices no later than December 13, 2006.  If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable period of time before we begin to print and mail our proxy materials.  Such proposals also will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with our bylaws, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was mailed to stockholders.  For the 2007 Annual Meeting, this means that any such proposal must be submitted no earlier than January 12, 2007 and no later than February 11, 2007.

Director Nominees:  You may propose Director candidates for consideration by our Board’s Corporate Governance Committee.  Any such recommendations should be directed to our corporate Secretary at our principal executive offices.  In addition, you may nominate a Director for consideration by Heska’s stockholders if you give timely notice to our corporate Secretary of your intention to make such nomination in accordance with our bylaws, which require that the notice be received by the corporate Secretary within the time periods described above under “Stockholder Proposals.”

        Copy of Bylaw Provisions:  You may contact our corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating Director candidates.

Q:   Who bears the costs of soliciting votes for the 2006 Annual Meeting?

A:    Heska is making this solicitation and will pay the entire cost of preparing, printing, assembling and mailing these proxy materials.  In addition to the mailing of these proxy materials, certain of our Directors and employees may solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile.  No additional compensation will be paid to these people for such solicitation.   Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

BOARD STRUCTURE AND COMMITTEES

Our Board is divided into three classes serving staggered three-year terms.  Our Board currently has nine Directors:  Robert B. Grieve, Ph.D., Chairman, William A. Aylesworth, Elisabeth DeMarse, A. Barr Dolan, Peter Eio, G. Irwin Gordon, Tina S. Nova, Ph.D., John F. Sasen, Sr. and Lynnor B. Stevenson, Ph.D.  Our Board has three standing Committees, each of which is chaired by an outside Director:  (1) Audit (the “Audit Committee”), (2) Compensation (the “Compensation Committee”) and (3) Corporate Governance (the “Corporate Governance Committee”).  The membership during 2005 and the function of each Committee are described below.  Our Board held four meetings during 2005.  Each Director, except for Tina S. Nova, Ph.D. attended at least 75% of all Board and applicable Committee meetings.  While the Company does not have a formal policy, Directors are generally encouraged to attend annual meetings of stockholders.  All of our Directors, except for Tina S. Nova, Ph.D., attended our last annual meeting of stockholders.

Board Independence

Our Board has determined that each of the Directors standing for re-election has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and meets the requirements of “independence” as set forth in the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market listing standards (the “Nasdaq Listing Standards”).  Furthermore, the Board has determined that, with the exception of Dr. Grieve, Heska’s Chairman and Chief Executive Officer, all current members of the Board meet the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Audit Committee

Our Audit Committee has the following responsibilities:

•              appoint and replace our independent auditors;

•              compensate and oversee the work of our independent auditors;

•              oversee and monitor the integrity of our annual and quarterly financial statements;

•              review and discuss with management and our independent auditors significant financial reporting issues and critical accounting policies and practices;

•              oversee and monitor the qualifications, independence and performance of our independent auditors;

•              oversee and monitor our internal accounting and financial controls; and

•              provide the results of examinations and recommendations derived therefrom to the Board.

During 2005, our Audit Committee met eight times.  Our Audit Committee consisted of Mr. Gordon, as Chairman, Mr. Aylesworth, Mr. Eio and Dr. Stevenson through our 2005 Annual Meeting on May 10, 2005 and has consisted of Mr. Aylesworth, as Chairman, Ms. DeMarse and Mr. Eio since our 2005 Annual Meeting. Our Board has determined that each of the current members of our Audit Committee, as well as the proposed nominees, meets the requirements of “independence” as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.  Our Board has also determined that William A. Aylesworth is an Audit Committee financial expert within the meaning of the rules and regulations promulgated by the SEC and he has accounting and related financial management expertise within the meaning of the Nasdaq Listing Standards.

Our Audit Committee has a written charter, which is available on our website at www.heska.com.

Compensation Committee

Our Compensation Committee has the following responsibilities:

•      discharge the Board’s responsibilities relating to compensation of our Executive Officers, including our Chief Executive Officer;

•      oversee all compensation programs involving the use of our stock; and

•      produce an annual report on Executive compensation for inclusion in our proxy statement for our annual meeting of stockholders.

During 2005, our Compensation Committee met five times.  Our Compensation Committee consisted of Mr. Eio, as Chairman, Mr. Dolan, and Mr. Sasen through our 2005 Annual Meeting on May 10, 2005 and has consisted of Mr. Eio, as Chairman, Mr. Dolan and Mr. Gordon since our 2005 Annual Meeting.

The Board has determined that each of the current members of our Compensation Committee meets, as well as the proposed nominees, the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

In August 2002, our Compensation Committee established a Committee designated as the “Stock Option Committee”, which was authorized to grant new and existing employees options to purchase shares of our common stock up to a specified limit without prior written consent of our Compensation Committee.  The establishment of our Stock Option Committee was ratified by our Board in August 2002.  The sole member of our Stock Option Committee since its inception has been Dr. Grieve, our Chairman and Chief Executive Officer.  In August 2003, the authority of our Stock Option Committee was expanded to include grants of options to purchase shares of our common stock up to a specified limit to consultants and independent contractors who provide bona fide services to Heska.

 Our Compensation Committee has a written charter, which is available on our website at www.heska.com.

Corporate Governance Committee

Our Corporate Governance Committee has the following responsibilities:

•      assist our Board by identifying qualified candidates for Director, and select the Director nominees for each annual meeting of stockholders;

•      lead our Board in its annual review of our Board’s performance;

•      recommend to our Board Director nominees for each Board Committee; and

•      develop and recommend to our Board the corporate governance guidelines applicable to the Company.

During 2005, our Corporate Governance Committee met four times.  Our Corporate Governance Committee consisted of Mr. Aylesworth, as Chairman, Mr. Dolan, and Mr. Gordon through our 2005 Annual

Meeting on May 10, 2005 and has consisted of Mr. Sasen, as Chairman, Mr. Aylesworth and Dr. Nova since our 2005 Annual Meeting.  Our Board has determined that each of the current members of our Corporate Governance Committee, as well as the proposed nominees, meets the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Our Board established a Corporate Governance Committee in August 2001, and in February 2005 our Board revised its Corporate Governance Committee charter, which is available on our website at www.heska.com.  In February 2005, our Corporate Governance Committee prepared, and our full Board approved, revised Corporate Governance Guidelines outlining the qualifications, responsibilities and other issues related to our Board’s governance role and functions.  A copy of such guidelines is available on our website at www.heska.com.

Consideration of Director Nominees

Our Corporate Governance Committee considers candidates for Board membership suggested by its members.  Our Corporate Governance Committee has also utilized a third-party executive search firm in the past to identify candidates.

Our Corporate Governance Committee does not have an established policy for minimum qualifications of Director nominees.  However, pursuant to our Corporate Governance Guidelines, our Corporate Governance Committee will consider, among other things, diversity, skills and experience in such areas as operations, finance, marketing and sales, manufacturing, technology and the general needs of our Board.

Our Corporate Governance Committee will also consider nominees recommended by stockholders provided such recommendations are made in accordance with the procedures described in this proxy statement under “Questions and Answers About the Proxy Materials and the 2006 Annual Meeting.”  Although to date no stockholder has presented any candidate for Board membership to us, it is expected that recommendations from stockholders would generally be considered in the same manner as recommendations by a Director or an Officer of the Company.

Stockholder Communication with our Board

Stockholders can contact our Board, any Committee thereof, or any Director in particular, by writing to them, c/o Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, Attn: Corporate Secretary.  We will forward any correspondence sent in the foregoing manner to the appropriate addressee without review by management.

DIRECTOR COMPENSATION

2005 Director Compensation.  In 2005, no employee Director received any separate compensation for their Board activities.  Non-employee Directors received the compensation described below.

On the date of the May 2005 Annual Meeting, all eight continuing non-employee Directors who were Directors at the end of the immediately preceding calendar year automatically received options to purchase 40,000 shares of our common stock and each non-employee Director who served as Chairperson of a Committee of our Board automatically received additional options to purchase 2,000 shares of our common stock.

Each non-employee Director was entitled to choose, on an annual basis, whether to receive fees for meeting attendance in the form of cash payment or equity as fully vested stock options, as discussed in the following paragraph.

For each in-person Board and Board Committee meeting attended, each non-employee Director received a fee of $2,000 per day.  Each non-employee Director who elected to receive such meeting fees in equity received a fully vested grant of options to purchase a number of shares of our common stock equal to $2,000 divided by two-thirds of the fair market value of our common stock.  For each telephonic Board and Board Committee meeting, each non-employee Director received a fee of $500 per meeting attended.  Each non-employee Director who elected to receive such meeting fees in equity received a fully vested grant of options to purchase a number of shares of our common stock equal to $500 divided by two-thirds of the fair market value of our common stock.  The date of grant was the first business day of the week immediately following the conclusion of such meetings.  Options granted to non-employee Directors had an exercise price equal to the fair market value of the common stock on the last trading date immediately preceding the date of grant.

All options granted to non-employee Directors in 2005 were fully vested at the time of grant.  Directors were also reimbursed for customary and usual travel expenses.  The form and amount of compensation paid to the non-employee Directors is reviewed from time to time by our Corporate Governance and our Compensation Committees.  Any revisions to our Director Compensation Policy have been approved by our Corporate Governance Committee, our Compensation Committee and our Board.  On February 24, 2005, we amended our Director Compensation Policy with the amended policy to be effective July 1, 2005; however in May 2005, our Board discussed the delay by the SEC in the effective date of Statement of Financial Accounting Standards No. 123 “Share-Based Payments” (“SFAS No. 123R”) from July 1, 2005 to January 1, 2006 and authorized the amended Director Compensation Policy effective date be postponed until the effective date of SFAS No. 123R.  On August 25, 2005, we further amended our Director Compensation Policy, which became effective January 1, 2006 and is described below under “2006 Director Compensation”.

The following table provides information for fiscal 2005 compensation for non-employee Directors who served during fiscal 2005.

Non-Employee Director Compensation Table(1)

Number of Securities Underlying Options Granted	Cash

	Annual	Committee Chair	Meeting	Total	Meeting
William A. Aylesworth	40,000	2,000	—	42,000	$18,000
Elisabeth DeMarse	40,000	—	—	40,000	$15,000
A. Barr Dolan	40,000	—	27,091	67,091	—
Peter Eio	40,000	2,000	—	42,000	$18,500
G. Irwin Gordon	40,000	—	—	40,000	$17,500
Tina S. Nova	40,000	—	—	40,000	$4,000
John F. Sasen, Sr.	40,000	2,000	18,348	60,348	—
Lynnor B. Stevenson	40,000	—	27,878	67,878	—

(1) Reimbursed travel expenses incurred in connection with Board and Board Committee meeting attendance are not included.

2006 Director Compensation.  Effective January 1, 2006, on each date of our Annual Meeting, each continuing non-employee Director who was a Director at the end of the immediately preceding calendar year will automatically receive options valued at $30,000 to purchase shares of our common stock, subject to a maximum grant of options to purchase 40,000 shares in any given calendar year.  These grants will vest on the first anniversary of the date of grant.  Any new non-employee Director elected or appointed to our Board will be automatically granted options valued at $30,000 to purchase shares of our common stock, subject to a maximum grant of options to purchase 40,000 shares in any given calendar year, which will vest in equal annual intervals over a four year period.  No new non-employee Director may receive an initial grant and the annual grant for continuing Directors in the same year.

In addition, each non-employee Director who will serve as Chairperson of a Board Committee will automatically receive additional options valued at $2,000 to purchase shares of our common stock, subject to a maximum grant of options to purchase 2,000 shares in any given calendar year, and each non-employee Director who will serve on a Board Committee, including as Chairperson, will automatically receive additional options valued at $1,000 to purchase shares of our common stock, subject to a maximum grant of options to purchase 2,000 shares in any given calendar year.  These annual grants will vest on the first anniversary of the date of grant.

Non-employee Directors will continue to choose, on an annual basis, whether to receive fees for meeting attendance in the form of cash payment or equity as fully vested stock options.  Non-employee Directors will continue to receive a fee of $2,000, in cash or equity, per day for each in-person Board and Committee meeting attended and $500, in cash or equity, per day for each telephonic Board and Committee meeting attended.  Effective January 1, 2006, the value for all options to purchase shares of our common stock issued to non-employee Directors in accordance with the above will be determined pursuant to the Company’s option valuation policy at the time of issuance.  Non-employee Directors will also continue to be reimbursed for customary and usual travel expenses.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes serving staggered three-year terms.  Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires.

The terms for three Directors will expire at this 2006 Annual Meeting.  Effective immediately after our 2006 Annual Meeting, our Board will consist of eight rather than the current nine Directors, and, accordingly, we will elect only two Directors at the 2006 Annual Meeting.  Directors elected at the 2006 Annual Meeting will hold office for a three-year term expiring at the annual meeting in 2009 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal).  Votes cannot be cast and proxies cannot be voted other than for the two nominees.  All of the nominees are currently Directors of Heska.  There are no family relationships among Heska’s Executive Officers and Directors.

Nominees for Three-Year Terms That Will Expire in 2009

William A. Aylesworth, age 63, has served us as a Director since June 2000.  Mr. Aylesworth served as Senior Vice President from 1988 to 2003 and Chief Financial Officer of Texas Instruments Incorporated from 1984 to 2003.  He served as Treasurer of Texas Instruments from 1982 to 2002.  From 1972 to 1982, he served in treasury services, and from 1967 to 1972, he held numerous assignments in control, manufacturing, and marketing for Texas Instruments.  He holds an M.S. in industrial administration from Carnegie Mellon University and a B.E.E. in electrical engineering from Cornell University.

Tina S. Nova, Ph.D., age 52, has served us as a Director since December 2004.  Dr. Nova is President, Chief Executive Officer, Co-Founder and a Director of Genoptix, Inc., a biotechnological company.  She has been with Genoptix since 2000.  Dr. Nova served as President and Chief Operating Officer of Nanogen, Inc., a biotechnological company, from 1994 to 2000.  She was a Co-Founder and served as Chief Operating Officer for Selective Genetics, a biotechnological company, from 1992 to 1994.  Dr. Nova served in various positions with Ligand Pharmaceuticals, a biopharmaceutical company, from 1988 to 1992.  Dr. Nova also served in various capacities with Hybritech Inc., a biopharmaceutical company, from 1983-1988.  Dr. Nova is also a Director of Arena Pharmaceuticals, Inc., a biopharmaceutical company, and several private companies.  Dr. Nova received a B.Sc. degree in Biological Sciences at the University of California, Irvine, and she holds a Ph.D. in Biochemistry from the University of California, Riverside.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors will be used to elect the nominees.

Our Board of Directors unanimously recommends a vote FOR the election of Mr. Aylesworth and Dr. Nova as our Directors.

Heska’s Directors listed below whose terms are not expiring this year will continue in office for the remainder of their terms in accordance with our bylaws.  Information regarding the business experience of each of such Directors is provided below.

Directors Whose Terms Will Expire in 2008

A. Barr Dolan, age 56, has served us as a Director since March 1988, and was Chairman of the Board of Directors from 1988 to January 1999.  Mr. Dolan is a founding partner and former President of Charter Venture Capital, a venture capital management firm, and has been a general partner of Charter Ventures since 1982, a general partner of Charter Ventures II, L.P. since 1994, a managing director of Charter Ventures III, L.P. since 1998 and a managing director of Charter Life Sciences since 2004.  Mr. Dolan is also a Director of several private companies.  He holds M.S. and B.A. degrees from Cornell University, an M.A. degree from Harvard University and an M.B.A. from Stanford University.

Robert B. Grieve, Ph.D., age 54, one of our founders, currently serves as Chief Executive Officer and Chairman of the Board of Directors.  Dr. Grieve was named Chief Executive Officer effective January 1999, Vice Chairman effective March 1992 and Chairman of the Board effective May 2000.  Dr. Grieve also served as Chief Scientific Officer from December 1994 to January 1999 and Vice President, Research and Development, from March 1992 to December 1994.  He has been a member of our Board of Directors since 1990.  He holds a Ph.D. degree from the University of Florida and M.S. and B.S. degrees from the University of Wyoming.

John F. Sasen, Sr., age 63, has served us as a Director since October 1998.  Since April 1998, he has served as Executive Vice President and Chief Marketing Officer of PSS/World Medical, Inc. (“PSS”), a medical supply distributor, and from December 1993, he held various other senior executive positions at PSS.  From July 1993 to April 1998, Mr. Sasen served as a Director of PSS.  Prior to joining PSS in 1993, Mr. Sasen was Vice President Sales, Marketing and Distributor Relations for a division of Becton Dickinson & Company, a manufacturer of health care products.  Mr. Sasen was with Becton Dickinson for over 20 years.  In addition, Mr. Sasen serves as the Chairman of the Health Industry Distribution Association Education Foundation, Executive Director of the Health Industry Distributor Association and Director of the Boys’ Home Foundation.

Directors Whose Terms Will Expire in 2007

Elisabeth DeMarse, age 51, has served us as a Director since October 2004.  Ms. DeMarse served as President and Chief Executive Officer of Bankrate, Inc., a financial services company, from 2000 to 2004.  She was Executive Vice President, International Relations for Hoover’s, Inc. from 1999 to 2000.  From 1989 to 1999, Ms. DeMarse served as Senior Advisor to the Chief Executive Officer, Business Ventures, Third Party Relationships and Marketing for Bloomberg, L.P.  She also served as a Vice President at Citicorp, Inc. from 1985 to 1988.  Ms. DeMarse held various positions with Western Union Corporation from 1980 to 1985.  Ms. DeMarse is also a Director of EDGAR Online, Inc., an information service provider, Stockgroup Information System, Inc., an information service provider, and  Zip Realty, Inc., an online real estate service provider.  She holds an A.B. cum laude from Wellesley College and an M.B.A. from Harvard University.

Peter Eio, age 64, has served us as a Director since October 2002.  Mr. Eio served as the President of LEGO Systems, Inc., from 1989 to 2001 and was Managing Director of LEGO UK from 1982 to 1989. He also held various positions with International Playtex, Inc., in Scandinavia and the UK from 1971 to 1981. His previous experience includes marketing, sales and general management positions.  Mr. Eio holds an honorary degree from Rensselaer Polytechnic Institute (Doctor of laws-honoris causa, 1996), attended the IMD Business School in Lausanne, Switzerland and received the Prince Henrik Medal of Honor for services to Danish industry in 1992.  Mr. Eio is also a Director of several private companies and serves on the Board of several charitable and educational organizations.

G. Irwin Gordon, age 55, has served us as a Director since May 2001.  Mr. Gordon is the founder and Managing Partner of The Trion Group LP, a consulting and interim management firm.  From July 2000 until August 2001, Mr. Gordon served as President and Chief Executive Officer of Gruma Corporation, a food manufacturer.  He also served as President and Chief Operating Officer of Suiza Foods Corporation, a

food manufacturer and distributor, from February 1998 to October 1999.  Mr. Gordon joined Suiza in August 1997 as its Executive Vice President and Chief Marketing Officer.  Prior to joining Suiza, Mr. Gordon held various positions with subsidiaries of PepsiCo, Inc., including most recently as Senior Vice President Global Branding for Frito-Lay, Inc., from May 1996 to August 1997.  From 1983 to 1992, Mr. Gordon served as President and General Manager of several international Frito-Lay companies before becoming Senior Vice President Marketing, Sales and Technology for Frito-Lay International from 1992 to 1996.  Prior to joining PepsiCo in 1992, Mr. Gordon served in various capacities at the Kellogg Company.  Mr. Gordon holds an Education degree from the University of British Columbia and a Management Certificate from Stanford University.  In addition, Mr. Gordon is a Director of a private company.

Director Whose Term Will Expire in 2006

                                                Lynnor B. Stevenson, Ph.D., age 62, is one of our founders and has served us as a Director since March 1988. Dr. Stevenson served us as President and Chief Executive Officer from March 1988 to March 1992.  She currently is Managing Partner of Alta Biomedical Group LLC.  Dr. Stevenson was President and Chief Executive Officer of Cascade Oncogenics, Inc. from December 1992 until December 2000.  From July 1992 to April 1997, she was Director, Technology Transfer at the University of Oregon. She holds a Ph.D. degree from Monash University, Australia and B.Sc. and B.Ed. degrees from the University of Melbourne, Australia.  Dr. Stevenson, whose term expires at the time of the 2006 Annual Meeting, will not stand for re-election.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

On March 31, 2006, we dismissed KPMG LLP (“KPMG”) as our independent registered public accountant.  The Company’s Audit Committee recommended and approved the decision to change independent registered public accounting firms.  Our Audit Committee appointed Ehrhardt Keefe Steiner and Hottman PC (“EKS&H”) as our independent registered public accountant for fiscal 2006.

The Board of Directors of the Company is submitting the appointment of EKS&H as the Company’s independent registered public accountant for stockholder ratification at the 2006 Annual Meeting. A representative of EKS&H plans to attend the Annual Meeting.

KPMG served as our independent auditors from July 30, 2002 to March 31, 2006.  Services provided to us by KPMG during fiscal years ended December 31, 2004 and 2005 are described under “Auditor Fees and Services” below.  In connection with the audits of the two fiscal years ended December 31, 2004 and 2005, and during the subsequent interim period through March 31, 2006, we did not have any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during the fiscal years ended December 31, 2004 and 2005 and through March 31, 2006, we had no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2004 and 2005 and the subsequent period through March 31, 2006, neither the Company nor anyone acting on the Company’s behalf consulted EKS&H regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

Vote Required; Recommendation of our Board of Directors

Stockholder ratification of the appointment of EKS&H as our independent registered public accountant is not required by our bylaws or otherwise.  Our Board, however, is submitting the appointment of EKS&H to the stockholders for ratification as a matter of good corporate governance practice.  The affirmative vote of a majority of the shares present in person or by proxy at our Annual Meeting which are entitled to vote on the subject matter and have voted and chosen not to abstain is required to ratify the appointment of EKS&H as our independent registered public accountant for fiscal 2006.  If the stockholders fail to ratify the appointment, our Audit Committee will reconsider whether or not to retain that firm.  Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Our Board unanimously recommends a vote FOR the approval of EKS&H as our independent registered public accountant for fiscal 2006.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of March 15, 2006 by each of the Named Executive Officers listed in the Summary Compensation Table, each of our Directors, all of our Directors and Named Executive Officers as a group, and each person who is known by us to be the beneficial owner of more than 5% of our common stock.  We had 50,203,199 shares outstanding on March 15, 2006.

Ownership Table

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percentage Beneficially Owned (1)
State of Wisconsin Investment Board (2) P.O. Box 7842 Madison, WI 53707	9,365,182	18.7%
Zesiger Capital Group LLC (3) 320 Park Avenue, 30th Floor New York, NY 10022	6,648,200	13.2%
Entities associated with Charter Ventures (4) 525 University Avenue, Suite 1500 Palo Alto, CA 94301	6,014,717	12.0%
William A. Aylesworth (5)	247,692	*
Elisabeth DeMarse (5)	93,534	*
A. Barr Dolan (5)(6)	6,298,953	12.5%
Peter Eio (5)	204,051	*
G. Irwin Gordon (5)	247,720	*
Robert B. Grieve, Ph.D. (5)(7)	2,627,218	5.2%
Tina S. Nova, Ph.D. (5)	80,000	*
John F. Sasen, Sr. (5)	288,675	*
Lynnor B. Stevenson, Ph.D. (5)	503,336	1.0%
Michael A. Bent (5)	397,093	*
Jason A. Napolitano (5)(8)	1,729,897	3.4%
Joseph H. Ritter (5)	342,500	*
Carol T. Verser, Ph.D. (5)	607,102	1.2%
All Directors and Named Executive Officers as a group (13 persons)(5)(6)(7)(8)	13,667,771	27.2%

*Amount represents less than 1% of our common stock.

(1)   To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to securities.  Shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 15, 2006 are deemed outstanding and beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)   Based upon information derived from a Schedule 13G filed on February 15, 2006 for holdings on December 31, 2005 by State of Wisconsin Investment Board pursuant to Section 13G of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the “Exchange Act”), reporting its beneficial ownership of our common stock.  According to the Schedule 13G, State of Wisconsin Investment Board has sole power to vote and dispose of 9,365,182 shares.

(3)   Based upon information derived from a Schedule 13G filed February 16, 2006 for holdings on December 31, 2005 by Zesiger Capital Group LLC pursuant to Section 13G of the Exchange Act reporting its beneficial ownership of our common stock.  According to the Schedule 13G, Zesiger Capital Group LLC has the sole power to vote 6,648,200 shares and the sole power to dispose of 4,517,700 shares.

(4)   Includes 5,026,207 shares and options to purchase 1,000 shares held by Charter Ventures II, L.P. and 986,510 shares and options to purchase 1,000 shares held by Charter Ventures.

(5)   Includes “Shares Owned” and “Exercisable Options” from “Exercisable Option Table” below for each Director and Named Executive Officer, as well as for all Directors and Named Executive Officers as a group.

(6)   Includes shares and options held by entities associated with Charter Ventures, with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein.  Mr. Dolan, one of our Directors, is a general partner of Charter Ventures and Charter Ventures II, L.P., and may be deemed a beneficial owner of the shares held by such entity because of his status as a general partner.

(7)   Includes 61,550 shares of common stock held for the benefit of Dr. Grieve’s children and 15,649 shares of common stock held by Dr. Grieve’s wife, with respect to which Dr. Grieve disclaims beneficial ownership.

(8)   Includes 6,020 shares of common stock held by Mr. Napolitano’s wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

Exercisable Option Table

Name	Shares Owned (1)	Exercisable Options (2)	Vested Options(3)	Vested “In-the-money” Options (4)	Net Shares from Vested Options (5)
William A. Aylesworth	—	247,692	247,692	190,714	55,952
Elisabeth DeMarse	2,500	91,034	91,034	51,034	20,801
A. Barr Dolan (6)	6,012,717	286,236	286,236	225,214	65,790
Peter Eio	10,000	194,051	184,051	132,118	44,373
G. Irwin Gordon	17,000	230,720	230,720	184,914	57,649
Robert B. Grieve, Ph.D. (7)	426,784	2,200,434	2,200,434	1,525,434	467,576
Tina S. Nova, Ph.D.	—	80,000	80,000	80,000	27,812
John F. Sasen, Sr.	2,000	286,675	286,675	218,265	62,768
Lynnor B. Stevenson, Ph.D.	324,319	179,017	179,017	119,041	10,397
Michael A. Bent	25,530	371,563	371,563	291,563	110,580
Jason A. Napolitano (8)	573,668	1,156,229	1,156,229	1,026,229	426,070
Joseph H. Ritter	7,500	335,000	335,000	215,000	77,152
Carol T. Verser, Ph.D.	63,352	543,750	543,750	443,750	139,561
All Directors and Named Executive Officers as a group (13 persons)(6)(7)(8)	7,465,370	6,202,401	6,192,401	4,703,276	1,566,481

(1)   To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown in the column, subject to community property laws where applicable and the information contained in the footnotes of this table.

(2)   Represents shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 15, 2006.

(3)   Represents shares of common stock issuable upon exercise of stock options vested on March 15, 2006 and exercisable within 60 days of March 15, 2006.

(4)   Represents shares of common stock issuable upon exercise of stock options on March 15, 2006 and exercisable within 60 days of March 15, 2006 that have a strike price less than $1.51, the closing market price per share of Heska stock on March 15, 2006.

(5)   Represents net shares under the Treasury Stock method assuming a market price per share of $1.51, the closing market price per share of Heska stock on March 15, 2006, for shares of common stock issuable upon exercise of stock options vested on March 15, 2006 and exercisable within 60 days of March 15, 2006 that have a strike price less than $1.51.

(6)   Includes 6,012,717 shares and 2,000 options held by entities associated with Charter Ventures, as reported in “Ownership Table” above, with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein.  Mr. Dolan, one of our Directors, is a general partner of Charter Ventures and Charter Ventures II. L.P., and may be deemed a beneficial owner of the shares held by such entity because of his status as a general partner.

(7)   Includes 61,550 shares of common stock held for the benefit of Dr. Grieve’s children and 15,649 shares of common stock held by Dr. Grieve’s wife, with respect to which Dr. Grieve disclaims beneficial ownership.

(8)   Includes 6,020 shares of common stock held by Mr. Napolitano’s wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

Outstanding Option Table

Name	Shares Owned(1)	Outstanding Options (2)	Outstanding “In-the- money” Options (3)	Net Shares from Outstanding Options (4)
William A. Aylesworth	—	247,692	190,714	55,952
Elisabeth DeMarse	2,500	91,034	51,034	20,801
A. Barr Dolan (5)	6,012,717	286,236	225,214	65,790
Peter Eio	10,000	194,051	143,993	51,083
G. Irwin Gordon	17,000	230,720	184,914	57,649
Robert B. Grieve, Ph.D. (6)	426,784	2,251,996	1,576,996	495,235
Tina S. Nova, Ph.D.	—	80,000	80,000	27,812
John F. Sasen, Sr.	2,000	286,675	218,265	62,768
Lynnor B. Stevenson, Ph.D.	324,319	179,017	119,041	10,397
Michael A. Bent	25,530	380,000	300,000	115,106
Jason A. Napolitano (7)	573,668	1,169,354	1,039,354	433,110
Joseph H. Ritter	7,500	340,000	220,000	80,894
Carol T. Verser, Ph.D.	63,352	555,000	455,000	145,596
All Directors and Named Executive Officers as a group (13 persons)(5)(6)(7)	7,465,370	6,291,775	4,804,525	1,622,193

(1)   To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown in the column, subject to community property laws where applicable and the information contained in the footnotes of this table.

(2)   Represents shares of common stock issuable upon exercise of stock options outstanding as of March 15, 2006.

(3)   Represents shares of common stock issuable upon exercise of stock options outstanding as of March 15, 2006 that have a strike price less than $1.51, the closing market price per share of Heska stock on March 15, 2006.

(4)   Represents net shares under the Treasury Stock method assuming a market price per share of $1.51, the closing market price per share of Heska stock on March 15, 2006, for shares of common stock issuable upon exercise of stock options outstanding as of March 15, 2006 that have a strike price less than $1.51.

(5)   Includes 2,000 options held by entities associated with Charter Ventures, with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein.  Mr. Dolan, one of our Directors, is a general partner of Charter Ventures and Charter Ventures II, L.P., and may be deemed a beneficial owner of the shares held by such entity because of his status as a general partner.

(6)   Includes 61,550 shares of common stock held for the benefit of Dr. Grieve’s children and 15,649 shares of common stock held by Dr. Grieve’s wife, with respect to which Dr. Grieve disclaims beneficial ownership.

(7)   Includes 6,020 shares of common stock held by Mr. Napolitano’s wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, Executive Officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions of Heska common stock and other equity securities with the SEC.  Directors, Officers and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all of the Section 16(a) reports they file.  Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, we believe that during 2005 our Directors, Officers and 10% or greater stockholders complied with all filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us for the past three years by Robert B. Grieve, our Chairman of the Board and Chief Executive Officer and our four other most highly compensated executive officers as of December 31, 2005 (the “Named Executive Officers”).

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus/ Commission ($)(2)		Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($)(3)

Robert B. Grieve Chairman of the Board and Chief Executive Officer	2005 2004 2003	341,000 341,000 310,000	— — 110,289	(4)	— — —	— — —	682,000 475,000 345,000	2,100 2,050 3,000

Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary	2005 2004 2003	221,500 221,500 215,000	— — 29,269		— — —	— — —	455,000 130,000 90,000	887 185 717

Carol T. Verser Executive Vice President, Intellectual Property and Business Development	2005 2004 2003	198,000 198,000 192,500	— — 26,547		— — —	— — —	180,000 60,000 95,000	1,980 1,908 1,569

Joseph H. Ritter (5) Executive Vice President, Global Business Operations	2005 2004 2003	190,000 190,000 138,750	— 10,000 —		— — —	— — —	190,000 90,000 60,000	1,901 158 49,195	(6)

Michael A. Bent (7) Vice President, Principal Accounting Officer and Controller	2005 2004 2003	157,000 157,000 135,000	— — 19,467		— — —	— — —	155,000 65,000 75,000	1,570 1,790 1,350

(1)   Salary includes amounts, if any, deferred pursuant to 401(k) arrangements.

(2)   Bonus amounts earned pursuant to our Management Incentive Plans.  Bonus amounts indicated for year in which bonus was earned.

(3)   Amounts disclosed in this column include payment of the Company’s contributions under our 401(k) Retirement Plan.

(4)   This amount includes a $60,289 bonus earned by Dr. Grieve under the 2003 Management Incentive Plan and a one-time $50,000 bonus granted to Dr. Grieve for extraordinary service to the Company.

(5)   Dr. Ritter was appointed Vice President, International Business in October 2002 at an annual salary of $135,000.  Dr. Ritter was appointed Vice President, Marketing, and International Business in January 2004 at an annual salary of $165,000.  Dr. Ritter’s annual salary was increased to $190,000 in May 2004.

(6)   This amount consists of $49,195 of relocation expenses.

(7)   Mr. Bent was appointed Vice President, Principal Accounting Officer and Controller in May 2002 at an annual salary of $135,000.  Prior to being appointed Vice President, Principal Accounting Officer and Controller, Mr. Bent was not an Executive Officer of the Company.

Option Grants in Last Fiscal Year

The following table shows all grants of options to acquire shares of our common stock granted to the Named Executive Officers listed in the Summary Compensation Table for the fiscal year ended December 31, 2005.

	Individual Grants				Potential Realization Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
Name	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price $(/Sh)(2)	Expiration Date (3)	5%($)	10%($)
Robert B. Grieve	282,000	7	0.88	03/30/2015	384,978	585,148
	400,000	10	1.25	12/15/2015	775,664	1,178,974
Jason A. Napolitano	195,000	5	0.88	03/30/2015	266,208	404,624
	260,000	7	1.25	12/15/2015	504,182	766,333
Carol T. Verser	85,000	2	0.88	03/30/2015	116,039	176,374
	95,000	2	1.25	12/15/2015	184,220	280,006
Joseph H. Ritter	105,000	3	0.88	03/30/2015	143,343	217,874
	85,000	2	1.25	12/15/2015	164,829	250,532
Michael A. Bent	80,000	2	0.88	03/30/2015	109,214	166,000
	75,000	2	1.25	12/15/2015	145,437	221,058

(1)   Options were fully vested and exercisable at the time of grant.

(2)   The exercise price is equal to 100% of the fair market value on the date of grant as determined by our Compensation Committee.

(3)   The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4)   The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent our estimate or projection of our future common stock price.  There can be no assurance that any of the values reflected in the table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows aggregate exercises of options to purchase our common stock in the fiscal year ended December 31, 2005 by the Named Executive Officers and the values of each of such Officer’s unexercised options at December 31, 2005.

	Shares Acquired on	Value	Securities Underlying Unexercised Options at December 31, 2005(#)		Value of Unexercised “In-the-Money” Options at December 31, 2005($ )(2)
Name	Exercise (#)	Realized ($ )(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert B. Grieve	55,004	32,452	2,177,517	74,479	386,974	45,432
Jason A. Napolitano	159,748	15,375	1,090,500	78,854	398,025	48,101
Carol T. Verser	20,000	7,200	538,750	16,250	118,938	9,913
Joseph H. Ritter	—	—	331,875	8,125	70,594	7,556
Michael A. Bent	—	—	367,813	12,187	106,376	7,434

(1)   These values were calculated based on the fair market value of the underlying securities at the exercise date minus the applicable per share exercise price.

(2)   These values were calculated on the basis of the fair market value per share of the common stock at December 31, 2005 ($1.31), minus the applicable per share exercise price.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of December 31, 2005, including the 1988 Stock Option Plan, the 1997 Stock Incentive Plan, the 1997 Employee Stock Purchase Plan and the 2003 Equity Incentive Plan.  Our stockholders have approved all of these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	(b) Weighted-Average Exercise Price of Outstanding Options and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	11,989,582	$1.33	3,190,798
Equity Compensation Plans Not Approved by Stockholders	None	None	None
Total	11,989,582	$1.33	3,190,798	(1)

(1)   Excludes shares authorized for issuance in connection with our 1997 Stock Incentive Plan which are subject to an automatic annual increase of 1,500,000 shares.

Employment, Severance and Change of Control Agreements

On March 29, 2006, we entered into a new employment agreement with Robert B. Grieve, Ph.D., our Chief Executive Officer, which supersedes and replaces his prior agreement dated February 23, 2000.  The new agreement is for an initial term of three years and is automatically renewable every year for an additional one-year term, unless we notify Dr. Grieve at least 180 days in advance of the anniversary date of our intention not to renew.  We will pay Dr. Grieve an annual salary of $341,000, subject to subsequent adjustment at the discretion of the Board of Directors.  Dr. Grieve is also eligible to participate in the Management Incentive Plan, or such other bonus programs established by the Compensation Committee of the Board of Directors, at a target percentage that is no less than 50% of Dr. Grieve’s annual base salary then in effect (the “Target Bonus”), with the actual amount paid subject to adjustment based on Dr. Grieve’s individual performance.

Dr. Grieve remains an “at-will” employee and either party may terminate the agreement for any reason at any time.  However, if we terminate Dr. Grieve’s employment without “cause” or he terminates his employment for “good reason” other than in connection with certain changes in control of the Company, he is entitled to receive: (i) one year of his base salary; (ii) one year paid health and dental benefit coverage; (iii) any bonuses that would have been received under the terms of the Management Incentive Plan pro-rated for the period beginning January 1 and ending on the date of separation, to be paid in the next fiscal year when payments are made to other participants in the Management Incentive Plan; and (iv) one year of additional vesting of all equity compensation awards held by Dr. Grieve at the time of termination.  If we terminate Dr. Grieve’s employment without “cause” or he terminates his employment for “good reason” in connection with certain changes in control of the Company, he is entitled to receive: (i) two years base salary, (ii) two years paid health and dental benefit coverage; (iii) a payment equal to the higher of: (a) two times Dr. Grieve’s Target Bonus for the year in which the change in control occurred or (b) the highest annual bonus paid to Dr. Grieve over the preceding three fiscal years; and (iv) immediate vesting under any stock arrangement.

We have entered into an employment agreement with Jason A. Napolitano, our Executive Vice President, Chief Financial Officer and Secretary.  Mr. Napolitano is an “at-will” employee and we can terminate his employment at any time.  However, if we terminate Mr. Napolitano’s employment without cause, he is entitled to receive (i) six months’ base salary and (ii) six months of health and dental benefits.  In the event Mr. Napolitano’s employment is terminated following a change of control, he will be entitled to receive (i) one year’s base salary, (ii) one year of health and dental benefits, and (iii) immediate vesting under any stock arrangements.

We have entered into an employment agreement with Carol T. Verser, Ph.D., our Executive Vice President, Intellectual Property and Business Development., Joseph H. Ritter, our Executive Vice President, Global Business Operations and Michael A. Bent, our Vice President, Principal Accounting Officer and Controller.  Dr. Verser, Dr. Ritter and Mr. Bent are “at-will” employees and we can terminate their employment at any time.  However, if we terminate their employment without cause, they will be entitled to receive (i) six months’ base salary and (ii) six months of health and dental benefits.  In the event their employment is terminated following a change of control, they will be entitled to receive (i) one year’s base salary and (ii) one year of health and dental benefits.  If they are terminated in connection with a change of control or within 12 months after a change of control, they will be entitled to immediate vesting under all outstanding stock options.

Loan to Executive Officer

In 1999, we approved a personal loan to Dr. Grieve for $100,000, which was repaid in full as of December 23, 2005. Heska has no outstanding loans to its executive officers and will not provide any new loans to its executive officers in the future, in accordance with the Sarbanes-Oxley Act of 2002.

REPORT OF OUR COMPENSATION COMMITTEE

This report on executive compensation is provided by the Compensation Committee of Heska Corporation’s Board of Directors (the “Compensation Committee”) to assist stockholders in understanding the objectives and procedures used in establishing the compensation of the Executive Officers of Heska Corporation (“Heska” or the “Company”).  The Compensation Committee administers Heska’s Executive compensation program and establishes the salaries of Heska’s Executive Officers.  The Compensation Committee consists of only non-employee Directors, who are appointed by Heska’s Board of Directors (the “Board”), and all of whom meet the requirements of “independence” as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards.

The Compensation Committee’s responsibilities are to review the performance and development of Heska’s management in achieving corporate goals and objectives and to assure that the Company’s senior Executives are compensated effectively in a manner consistent with Heska’s strategy and competitive practices.  Toward that end, the Compensation Committee is responsible for establishing a compensation policy for Executives that is designed to (i) enhance the value and profitability of the Company and increase stockholder value, (ii) reward Executive Officers for their contribution to Heska’s financial performance, (iii) recognize individual initiative, leadership, achievement, and other contributions, and (iv) provide competitive compensation that will attract and retain qualified executives.  A copy of the charter for the Compensation Committee is available on the Company’s website at www.heska.com.

Compensation Philosophy

The general philosophy of Heska’s Compensation Committee is to provide Executive compensation designed to enhance stockholder value, including annual compensation consisting of salary and bonus awards and long-term compensation consisting of equity based compensation.  To this end, we design compensation plans and incentives designed to link the financial interests of our Executive Officers to the interest of Heska’s stockholders, to encourage support of Heska’s long-term goals, to tie Executive compensation to the Company’s performance, to attract and retain talented leadership and to encourage significant ownership of Heska’s common stock by Executive Officers.

In reviewing the compensation of Heska’s Executives, we review the nature and scope of each Executive Officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals.  We also consider and review the compensation practices and programs of other companies competitive with Heska and have utilized the services of an outside consultant with extensive experience advising on compensation matters.  Competition for skilled employees, particularly management level employees, in Heska’s industry is intense and we seek to provide total compensation packages that will attract and retain superior caliber individuals, yet be consistent with Heska’s financial situation and stage of development.  Based upon these and other factors that we consider relevant, we have considered it appropriate, and in the best interests of Heska’s stockholders, to set the overall Executive compensation near the mid-point of the range of companies in the comparison group we reviewed.

Compensation Components

Heska’s compensation structure for Executive Officers currently includes a combination of base salary, an annual performance-based cash incentive under a management incentive plan and stock options.

Base Salary.  We review each Executive’s base salary annually. When reviewing base salaries, we consider compensation data from companies in medical, biotechnology and general industry groups that have similar revenues and/or are in a similar stage of development to Heska.  Consideration is also given to prior performance, relevant experience, level of responsibility and skills and abilities of each Executive.  We believe that salary levels for Heska’s Executive Officers were at a level that, at the time such salary determinations were made, were reasonable and necessary given Heska’s financial resources and the Company’s stage of its development.  At the request of Heska’s Executive Officers, we have frozen the base salaries for all Heska Executive Officers in 2005 and 2006.

Management Incentive Plan.  We believe that short-term (e.g. annual) performance based incentives play an important role in Executive compensation.  Heska adopted a management incentive plan in 1999 to provide incentives to the Company’s Executives to meet and exceed certain predetermined annual goals.  Target annual incentives and specific performance criteria are established each year by Heska’s Compensation Committee, with the actual payout to Executives based on the extent to which the specified performance criteria are met.  We believe this approach provides a very strong incentive to Heska’s management to achieve the stated annual goals.  Based on the Company’s performance during 2005 against the stated objective of net income, no Management Incentive Plan bonuses were paid to Heska’s management for the fiscal year.  Net income will be the primary performance criterion for Heska’s 2006 Management Incentive Plan.

Stock Options.  We believe that stock options to purchase shares of the Company’s common stock provide excellent long-term incentives for Heska’s Executive Officers to increase Heska’s market value for the benefit of all stockholders.  We are responsible for determining the number and terms of options to be granted to Executive Officers, taking into account such factors as individual and Company performance, policies regarding cash compensation and practices of comparable companies.  Options granted to Executive Officers generally have exercise prices equal to fair market value on the date of grant, expire ten years from the date of grant and, prior to 2005, vested monthly over a four-year period.  Vesting ceases and the vested portion of options must be exercised within a certain period should an Executive leave Heska’s employment (subject to any rights to partial acceleration of vesting upon termination without cause under employment agreements).

Accordingly, option grants will provide a return to an Executive Officer only if said Executive Officer remains with the Company and only if Heska’s market price per share appreciates over the option term.  We believe that these provisions help both to retain qualified employees and to motivate them to achieve long-term increases in stock value, providing continuing benefits to the Company and its stockholders beyond those in the year of grant.  On February 24, 2005, the Board considered the significant impact that the use of fair values, rather than intrinsic values, for option grants likely to be required under recently proposed accounting rules would have on the Company’s future results of operations, as well as factors including that the management team had requested that their salaries be frozen for 2005, many non-management employees’ 2005 raises were to be below market levels, no management bonus payments were made for 2004 and the 2005 management incentive plan called for a performance in excess of the Company’s internal budget before any bonus payments were to be made, and authorized the Company’s Stock Option Committee (the “Stock Option Committee”), which consisted solely of the Company’s Chief Executive Officer, to immediately vest all options granted from that date through June 30, 2005, and to accelerate the vesting of any outstanding but unvested stock options with a strike price that was not “in-the-money” at its discretion (the aggregate authorization to the Stock Option Committee to be known as the “Vesting Authorization”) through June 30, 2005; for similar reasons and understanding the Securities and Exchange Commission had issued a release amending the compliance date for Statement of Financial Accounting Standards No. 123 “Share-Based Payments”, on May 9, 2005, the Board approved the extension of the Vesting Authorization to the Stock Option Committee from June 30, 2005 to December 31, 2005.  On March 30, 2005, the Stock Option Committee exercised its discretion and accelerated the vesting of outstanding but unvested stock options with a strike price greater than $0.82.  This action effected options to purchase approximately 750 thousand shares, approximately 55 thousand of which were held by the Company’s Directors and Executive Officers.  For reasons similar to those of the Board actions described above, we granted two groups of options with immediate vesting to Executive Officers and other key employees in 2005: options to purchase approximately 1.1 million shares on March 30, 2005 and options to purchase approximately 1.3 million shares on December 15, 2005 for 2005 long-term compensation and 2006 long-term compensation, respectively.  While our practice in the past has generally been to grant long-term compensation awards in the beginning of a new year, we intend to consider such awards in the fourth quarter going forward.  Accordingly, 2005 was a transition year and actually contained two years of long-term compensation grants.  We are currently considering the level of long-term compensation awards we intend to grant in the future.  In addition, we are currently considering alternatives regarding different forms of long-term compensation for future use, including the elimination or continued use of stock options.

Chief Executive Officer Compensation

The annual salary of Robert B. Grieve, Ph.D., Heska’s Chief Executive Officer, is $341,000 for 2006.  At Dr. Grieve’s request, his annual salary has not been increased since 2004.  Dr. Grieve has not received a cash bonus since the payout from our 2003 Management Incentive Plan.

On March 30, 2005, we awarded Dr. Grieve an option to purchase 282,000 shares of common stock and on December 15, 2005, we awarded Dr. Grieve options to purchase 400,000 shares of common stock.  The awards were part of the two groups of options granted in 2005 to Executive Officers and other key employees for long-term compensation discussed above.  In both cases, the option award reflects Dr. Grieve’s continued leadership of the Company and is intended to provide him with additional incentives to reach Heska’s financial metrics and goals in the near term and beyond.

Compliance With Internal Revenue Code Section 162(m)

It is Heska’s policy generally to qualify compensation paid to Executive Officers for deductibility under section 162(m) of the Internal Revenue Code.  Section 162(m) generally disallows Heska from deducting the compensation of Executive Officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals.  Heska has structured its Management Incentive Plan Master Document, its 2005 Management Incentive Plan and its 2006 Management Incentive Plan to qualify awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards.  However, the Company reserves the discretion to pay compensation to its Executive Officers that may not be deductible.

Submitted by the Compensation Committee of Heska’s Board of Directors:

Peter Eio, Chairman
A. Barr Dolan
G. Irwin Gordon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of non-employee Directors only.  No interlocking relationship existed during 2005 between our Executive Officers, members of our Board of Directors or members of our Compensation Committee, and the Executive Officers, members of the Board of Directors or members of the Compensation Committee of the Board of Directors of any other company.

STOCK PRICE PERFORMANCE GRAPH

The following graph provides a comparison over the five-year period ended December 31, 2005 of the cumulative total stockholder return from a $100 investment in the Company’s common stock with the Center for Research in Securities Prices Total Return Index for Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks (the “Nasdaq Medical Devices Index”), the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the “Nasdaq Pharmaceutical Index”) and the CRSP Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) (the “Nasdaq U.S. & Foreign Index”).

Comparison of Cumulative Total Return Among Heska Corporation,
the Nasdaq Medical Devices Index, the Nasdaq Pharmaceutical Index and the Nasdaq U.S. and
Foreign Index

AUDITOR FEES AND SERVICES

The following table sets forth the aggregate fees billed by KPMG LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal years 2004 and 2005 and for other services rendered during 2004 and 2005 on behalf of Heska and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services which have been billed to Heska.  Our Audit Committee has approved all of the below fees.

	2004	2005
Audit Fees (1)	$317,421	$457,202
Audit Related Fees (2)	18,200	18,200
Tax Fees (3)	58,000	63,000
All Other Fees (4)	32,940	6,776
Total	$426,561	$545,178

(1)          Audit fees represent fees for the audit of our annual financial statements, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings.

(2)          Audit related fees are fees for the assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”  The services for fees disclosed under this category include the annual audit of our 401(k) Retirement Plan.

(3)          Tax fees generally consist of professional services rendered by the independent auditors for tax compliance and tax advice.  The tax fees for fiscal 2004 and 2005 include $58,000 and $63,000, in each respective year, in fees for tax compliance and return preparation services and $32,940 and $6,776, in each respective year, for other tax services.

(4)          Heska did not engage KPMG for any other services in fiscal year 2004 and 2005.

Pre-Approval Policy.  Our Audit Committee pre-approves all auditing services and non-audit services not prohibited by law to be performed by our independent auditors.  Our Audit Committee also pre-approves all associated fees, except for de minimus amounts for non-audit services, which are approved by our Audit Committee prior to the completion of the audit.

REPORT OF OUR AUDIT COMMITTEE

The ultimate responsibility for good corporate governance rests with Heska Corporation’s Board of Directors (the “Board”), whose primary roles are oversight, counseling and direction to Heska Corporation’s management in the best long-term interests of Heska Corporation (“Heska” or the “Company”) and its stockholders.  The Audit Committee of the Board (the “Audit Committee”) has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of Heska’s financial statements.

The Audit Committee operates under a written charter, a copy of which is available on Heska’s website at www.heska.com.  As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its oversight and monitoring of Heska’s financial reporting, internal controls and audit function.  Management is responsible for the preparation, presentation and integrity of Heska’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Audit Committee has hired an independent registered public accountant, who is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards.  In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace Heska’s independent registered public accountant.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountant, nor can the Audit Committee certify that the independent registered public accountant is “independent” under applicable rules.  The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the independent registered public accountant, and the experience of the Audit Committee’s members in business, financial and accounting matters.  The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

In this context, during the year 2005, we met and held discussions with management and KPMG LLP (“KPMG”), Heska’s independent registered public accountant at the time.  Management represented to us that Heska’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and KPMG.  In Audit Committee meetings with KPMG, we discussed matters as required by Statement of Auditing Standards No. 61 (Communication with Audit Committees).  Our review included a discussion with management of the quality, not merely the acceptability, of Heska’s accounting principles, the reasonableness of significant estimates and judgments and the disclosure in Heska’s consolidated financial statements.

We received from KPMG the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG its independence.  In reliance on the reviews and discussions noted above, and the report of the independent registered public accountant, we recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005, and be filed with the Securities and Exchange Commission.

On March 31, 2006, we dismissed KPMG as Heska’s independent registered public accountant and engaged Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as Heska’s independent registered public accountant.  An extensive search was conducted to evaluate Heska’s alternatives regarding independent registered public accountants, including face-to-face interviews conducted by the Chairman of the Audit Committee.  We believe EKS&H is compatible with a company Heska’s size and we believe EKS&H will conduct a high quality, cost-effective audit.

KPMG served as Heska’s independent auditors from July 30, 2002 to March 31, 2006.  In connection with the audits of the two fiscal years ended December 31, 2004 and 2005, and during the subsequent interim period through March 31, 2006, the Company did not have any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during the fiscal years ended December 31, 2004 and 2005 and through March 31, 2006, the Company had no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2004 and 2005 and the subsequent period through March 31, 2006, neither the Company nor anyone acting on the Company’s behalf consulted EKS&H regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

Submitted by the Audit Committee of Heska’s Board of Directors:

William A. Aylesworth, Chairman
Elisabeth DeMarse
Peter Eio

ADDITIONAL INFORMATION

Incorporation by Reference

The Report of our Compensation Committee, the Report of our Audit Committee and the Stock Price Performance graph above, shall not be deemed “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates them by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  Heska and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  You can notify us by sending a written request to Investor Relations, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

OTHER MATTERS

Our Board knows of no other matters to be presented for stockholder action at our Annual Meeting.  However, if other matters do properly come before our Annual Meeting or any adjournments or postponements thereof, our Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Jason A. Napolitano
Executive Vice President, Chief Financial Officer and Secretary, Heska Corporation

Loveland, Colorado

April 12, 2006

Heska Corporation
Holder Account Number

C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

2006 Annual Meeting Proxy Card

A	Election of Directors
The Board of Directors recommends a vote “FOR” the listed nominees.

1.	Election of two Directors to serve for a three-year term that expires at the 2009 Annual Meeting or until their respective successors have been elected and qualified.

For	Withhold
01—William A. Aylesworth
02—Tina S. Nova, Ph.D.

B	Issues
The Board of Directors recommends a vote “FOR” the following:

For	Against	Abstain
2.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as Heska Corporation’s independent registered public accountant.

3.	To consider such other business as may properly come before the 2006 Annual Meeting.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

/	/
1 U P X	H H H	P P P P	001808

Proxy—Heska Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. Grieve, Ph.D., Jason A. Napolitano and Michael A. Bent, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Heska Corporation, a Delaware corporation (the “Company”), held of record by the undersigned on April 6, 2006, at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the corporate offices of the Company located at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538 at 9:00 a.m., local time, on Friday, May 12, 2006, or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 12, 2006, and a copy of Heska Corporation’s 2005 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Heska Corporation, gives notice of such revocation. This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE RATIFICATION OF EHRHARDT KEEFE STEINER & HOTTMAN PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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